Exhibit 10.7

REAFFIRMATION OF PLEDGE AGREEMENT

THIS REAFFIRMATION OF PLEDGE AGREEMENT (this "Reaffirmation") is made and entered into as of July 31, 2019, by TRIDENT HEALTHCARE PROPERTIES I, LP, a Delaware partnership ("Pledgor"), for the benefit of INVESQUE HOLDINGS, LP, a Delaware limited partnership (successor-in-interest to Invesque Financing, LP, formerly known as Mainstreet Health Financing, LP) ("Invesque").

BACKGROUND STATEMENT

Pledgor previously executed and delivered that certain Pledge Agreement, dated November 6, 2017, in favor of Invesque (the "Pledge Agreement"), pursuant to which Pledgor pledged to Invesque certain Collateral as therein described to secure payment and performance of the obligations of Pledgor under the Pledge Agreement and of Memory Care America LLC, a Tennessee limited liability company ("MCA"), under a Promissory Note dated as of November 6, 2017, in the original principal amount of $600,000, made by MCA to the order of Invesque (the "Original Note").

The Original Note was paid in part to the date of this Reaffirmation to a principal balance of $300,000 and such obligation is evidenced by that certain Amended and Restated Promissory Note dated as of November 6, 2018, in the original principal amount of $300,000, made by MCA to the order of Invesque (the "Amended Note").

On even date herewith, MCA and certain other affiliated parties have executed and delivered to Invesque and certain of its affiliates that certain Second Amended and Restated Promissory Note in the original principal amount of $3,328,105.65 (the "Second Amended Note"), which Second Amended Note is an amendment and restatement of, and replaces in its entirety, the Amended Note. In connection therewith, Invesque requires that Pledgor reaffirm the Pledge Agreement, and Pledgor is executing this Reaffirmation for such purpose.

REAFFIRMATION

FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00), the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Pledgor, Pledgor hereby agrees as follows:

1. Capitalized Terms. Terms not otherwise defined herein shall have the meanings ascribed or given to them in Pledge Agreement.

2. Reaffirmation of Pledge Agreement. Pledgor does hereby ratify, confirm, reaffirm and covenant that the Pledge Agreement which it has executed is validly existing and binding against it under the terms of such Pledge Agreement, and under the terms of any of the other documents evidencing or securing the indebtedness secured by the Pledge Agreement, and that the Pledge Agreement extends and applies for all purposes to the Second Amended Note. Pledgor acknowledges that it has reviewed and hereby consents to the terms of the Second Amended Note. For the avoidance of doubt, payment and performance of the obligations of MCA and all other "Debtors" (as defined in the Second Amended Note) shall constitute Secured Obligations for purposes of the Pledge Agreement.

3. No Novation. Pledgor hereby ratifies, confirms and reaffirms that the Second Amended Note shall not constitute a novation of the indebtedness secured pursuant to the Pledge Agreement, and further that the terms and provisions of the Pledge Agreement with respect thereto shall remain valid and in full force and effect.

4. Successors and Assigns. This Reaffirmation shall be binding upon and inure to the benefit of Pledgor and Invesque and their respective successors and assigns, whether voluntary by act of the parties or involuntary by operation of law.

[Signature Page Follows]

IN WITNESS WHEREOF, this Reaffirmation has been executed under seal by Pledgor as of the day and year first above written.

TRIDENT HEALTHCARE PROPERTIES I, LP

By: [signature]
Name:
Title: Authorized Agent